                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

      This Lease Agreement (the "Lease") is made and entered into as of the 4th day of August 2004 (the "Effective Date") by and between CDB, LLC, a Florida Limited Liability Company (the "Landlord"), and ORTHODONTIC CENTERS OF FLORIDA, INC., a Delaware corporation (the "Tenant").

      1. PREMISES. In consideration of the rents, mutual covenants and agreements set forth herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord those certain premises located in that certain building located at 1205 West Baker Street. Plant City. Florida 33563 (herein called the "Building"), which premises are 1,740 square feet (measured in accordance with Building Owners and Managers Association International ("BOMA") American National Standard ANSI 265.1 - 1996, for rentable area) as more particularly shown on the floor plan attached hereto as EXHIBIT "A" (the "Leased Space"), together with the non-exclusive right in common with the other tenants of the Building, to use and occupy the "Common Areas" (as hereinafter defined) on and subject to the terms and conditions hereinafter set forth (the Leased Space and such rights to the Common Areas are hereinafter referred to as the "Premises"). As used herein the term "Common Areas" shall mean and include all entrances, lobbies, corridors, stairways, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, sidewalks, driveways, and landscaped areas, located in, on, adjacent to or under the Building. The Building and the Common Areas are collectively referred to herein as the "Project."

      2. TERM. The term of this Lease (the "Lease Term") shall commence on August 15, 2004 (the "Lease Term Commencement Date") and shall continue for a term of five (5) years plus any additional days as may be required for the Lease Term to expire on the last day of a month.

      3. RENT. Tenant shall pay to Landlord Rent in monthly installments as follows:

PERIOD                   MONTHLY RENT
Year 1                    $2,030.00
Year 2                    $2,091.00
Year 3                    $2,154.00
Year 4                    $2,218.00
Year 5                    $2,285.00

      Rent shall be paid in advance in equal monthly installments on the first day of each and every calendar month during the Lease Term; provided, however, that in the event the Lease Term commences on a day other than the first day of a calendar month, then upon the Lease Term Commencement Date Tenant shall pay to Landlord a pro rata portion of

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Rent for that portion of the calendar month remaining from the Lease Term
Commencement Date to the first day of the next following calendar month. Each twelve (12) month period commencing on the Lease Term Commencement Date or any anniversary thereof is referred to herein as a "Lease Year".

      4. OPTION TO RENEW.

      (a) Following the initial Lease Term, Tenant shall have an option to extend the Lease Term for two (2) consecutive additional terms of three (3) years each (each such optional extended term is hereinafter called an "Extended Lease Term"). Each Extended Lease Term shall be on and subject to all of the same terms, covenants and conditions as herein contained except for the payment of Rent as provided below. Each option for an Extended Lease Term shall be exercised only by written notice from Tenant to Landlord given not less than one hundred eighty (180) days prior to the expiration of the term then in effect. The phrases "Lease Term," "term of this Lease," "Term" and similar phrases, as used in this Lease shall mean the initial Lease Term and any exercised Extended Lease Term, as appropriate. During any Extended Lease Term, Tenant shall pay Rent calculated based on the prevailing Market Rental Rate (as hereinafter defined) at the time the Renewal Term commences. Whenever used in this Lease, the term "Market Rental Rate" shall mean the annual gross rental rate per square foot of rentable area then being charged in similar buildings located in the same submarket and city as the Building for space comparable to the Leased Space in its condition prior to the date of this Lease (excluding from consideration any alterations or improvements to the Leased Space made during the prior Term by either Tenant or Landlord). Landlord and Tenant will negotiate in good faith to determine the Market Rental Rate within Thirty (30) days after Tenant's notice of tentative intent to exercise the renewal option.

      (b) If Landlord and Tenant are unable to agree upon the Market Rental Rate within such (30) thirty day period then Landlord and Tenant, at their own respective cost, shall each appoint a reputable and locally licensed commercial real estate appraiser with a minimum of five (5) years of local experience to determine their opinion of Market Rental Rate. No later than one hundred twenty
(120) days prior to the expiration of the Lease, each appraiser will submit to both Landlord and Tenant their determinations of Market Rental Rate. Upon such submittals, the Market Rental Rate shall be the average of the finding of the two appraisers. Landlord shall immediately submit to Tenant an amendment to this Lease confirming such Rent for the Renewal Term and affirming the renewal option has been exercised. In the event Tenant fails to execute and return said amendment within thirty (30) days after submittal thereof from Landlord to Tenant, the Option to Renew shall be considered not exercised and null and void and the Lease Term will expire as of the date set forth in this Lease.

      5. GROSS LEASE. The Rent as specified above is a "gross rate." Tenant shall not be responsible for any other costs or expenses associated with the occupancy of the Premises unless otherwise specifically provided for herein.

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      6. USE OF PREMISES.

      (a) During the Lease Term and any renewals or extensions of this Lease, Tenant may use and occupy the Premises for the operation of an orthodontic and/or dental services facility, offices incidental to the operation of such facility or any other use permitted by applicable zoning ordinances. Landlord acknowledges that Tenant presently intends to use the Premises for an orthodontic and/or dental services facility, and in connection therewith, may operate and maintain on the Premises such orthodontic, dental, surgical and office equipment and other facilities for the use of its patients, personnel, invitees and licensees, as the Tenant may deem necessary, desirable or convenient for the conduct of its business or for the comfort, convenience or well-being of its patients, personnel, invitees and licensees. Landlord represents that Tenant's use of the Premises as an orthodontic and/or dental services facility is permitted by current zoning ordinances and any other comprehensive land use requirements. In the event such zoning ordinances or comprehensive land use requirements are altered or revised such that the Tenant's use of the Premises as an orthodontic and/or dental services facility is no longer permitted, Tenant at its option, may terminate this Lease upon sixty (60) days notice to Landlord. Upon such termination this Lease shall become null and void and neither Landlord nor Tenant shall have any remaining obligations hereunder.

      (b) The days on which and business hours during which Tenant elects to be open for business to the public shall be at Tenant's sole discretion. Tenant, at Tenant's option, may temporarily, or permanently, close for business to the public so long as Tenant timely remits all payments due Landlord under this Lease.

      7. ENVIRONMENTAL COMPLIANCE.

      (a) Landlord represents and warrants to Tenant that as of the date hereof no "Hazardous Substances" (as hereafter defined) or any other toxic material or medical waste are present on or in the Building, and Landlord shall indemnify Tenant against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty.

      (b) Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or dental specialty, and which are used and kept in full compliance with applicable public health, safety and environmental laws, Tenant shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance or other toxic material.

      (c) Tenant shall at all times and in all respects comply with all federal, state or local laws, ordinances, regulations and orders applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste.

      (d) If Tenant causes the presence of any Hazardous Substance in or on the Premises (except for those Hazardous Substances or other toxic material or medical waste brought, kept or used in the Premises by Tenant in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or dental specialty and which are used and kept in compliance with applicable public health,

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safety and environmental laws) or if Tenant becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Premises, Tenant shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Tenant shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Landlord. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises, Landlord shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses from Tenant.

      (e) "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act as well as gasoline or any other petroleum product or byproduct, poly-chlorinated byphenyls, asbestos and urea formaldehyde.

      8. TAXES. Landlord shall pay and discharge prior to their delinquency, all real estate taxes and assessments for public improvements, now or hereinafter assessed or levied against the Premises during the term of this Lease, and all penalties and interest thereon.

      9. MAINTENANCE. Landlord shall maintain or cause to be maintained in good repair and condition all of the Building (except the interior of the Leased Space), and the Common Areas, including without limiting the generality of the foregoing, all of the doors and the windows of the Leased Space, all other doors of the Building, the roof, walls, floors, slab, foundations and other components of the Building and all mechanical (heating, air conditioning, plumbing, electrical) elements and components of the Building; and Landlord shall keep all of the foregoing clean and free of all refuse and rubbish, dust and dirt and otherwise in sightly first class condition and appearance. Tenant shall maintain the interior of the Leased Space in good repair and condition. Landlord shall make or cause to be made all repairs and replacements, whether foreseen or unforeseen, ordinary or extraordinary, and do such other things as may be required to maintain the Common Areas and the Building in the condition specified in the preceding two sentences, and all of the foregoing shall be performed in a good and workman-like manner. Subject to the provisions of
Section 15(e), Tenant, however, shall promptly repair, in a good and workmanlike manner, any damage to the Leased Space or other part of the Building caused by any willful or negligent act or omission of Tenant, or of any employee, agent of. Tenant.

      10. COMPLIANCE WITH AUTHORITIES. Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible for compliance with any| requirements of any board of fire underwriters or similar body relating to the Leased Space and Building or any other law, rule, statute, regulation or ordinance of any governmental agency or body having jurisdiction over the Building including, but not limited to applicable codes and parking requirements (collectively, "Laws") that apply to similar buildings in the city and state in which the Building is located. Landlord hereby covenants and agrees at its expense to maintain the Building and Common Areas in compliance with all applicable Laws, including but not limited to, ADA (as hereinafter defined). Landlord

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

represents and warrants that the Leased Space, Building and Common Areas will be in compliance with such applicable Laws, in effect as of the Lease Term Commencement Date. Landlord hereby agrees that Tenant shall have no responsibility for failure of the Leased Space, Building, or Common Areas to comply with applicable laws, statutes, ordinances and regulations which are in effect and applicable to the Leased Space, Building, or Common Areas as of the Lease Term Commencement Date.

As used in this Section, the Americans with Disabilities Act shall mean the Americans with Disabilities Act of 1991, 42 U.S.C. Section 12.101 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively, "ADA"). Tenant shall indemnify Landlord against claims arising out of the failure of any Tenant Improvements completed by Tenant comply with the requirements of the ADA. Landlord represents and warrants that the Leased Space, Building and the Common Areas shall otherwise be in compliance with or shall be made to comply with the requirements of ADA.

      11. UTILITIES AND SERVICES. Landlord agrees to furnish the Premises with heat and air conditioning, elevator services, if installed, water, sanitary sewer, and electric current for lighting, ordinary orthodontic, dental and medical equipment and business appliances. If any utilities provided to Tenant are separately metered, Tenant shall pay all costs associated with the usage of such utilities and all costs of telephone installations and service.

      Notwithstanding anything contained in the Lease to the contrary, if any interruption of utilities or services shall continue for more than three (3) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy such portion of the Premises, then all rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated retroactively to the first (1st) business day of such interruption and such abatement shall continue until full use of such portion of the Premises is restored to Tenant. Provided that if such interruption continues for more than twenty (20) consecutive business days, Tenant shall have the right to terminate the Lease upon written notice to Landlord. Thereupon, this Lease shall terminate and expire on the date set forth in such notice, which date shall not be more than ninety (90) days after the date of such notice.

      Except in the case of an emergency, the Landlord will give Tenant at least five (5) business days prior notice if Landlord intends to interrupt any services required to be furnished by the Landlord. Landlord shall insure that any such interruptions are minimized to the extent possible.

      12. ALTERATION OF PREMISES; SIGNAGE.

      (a) Tenant may make alterations and improvements to the interior of the Leased Space, and the mechanical or electrical components within the Leased Space, without the prior consent of Landlord so long as such alterations and improvements do not alter any structural components of the Building. In the event Landlord's consent is required hereunder, such consent shall not be unreasonably withheld or delayed following Tenant's submission of plans and specifications for approval. All such alterations and improvements shall be performed in a good and workmanlike manner by licensed contractors and in compliance with all applicable laws, rules and regulations. At its sole expense Tenant shall repair any damage to the Building or the Leased Space resulting

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from the removal from the Leased Space of any of Tenant's property or any such alterations and improvements. In the case that Tenant removes any such alterations or improvements, Tenant shall restore the Leased Space to substantially its condition prior to the time such alterations and improvements were made, unless Tenant makes further alterations or improvements in accordance with this Lease. All alterations and improvements made by Tenant that remain in the Leased Space at the expiration of this Lease shall become the property of Landlord.

      (b) Tenant may, without Landlord's consent, install temporary partitions, shelves, bins, equipment, trade fixtures and other personal property in the Premises. These items shall remain Tenant's property and may be removed by Tenant prior to the expiration or earlier termination of this Lease. Tenant shall repair any damage to the Premises caused by such removal.

      (c) Tenant shall have the right to install signage on the exterior of the Leased Space in a maximum size and configuration allowed by applicable Laws. Furthermore, Tenant shall have the right to signage on the pylon or any other major sign at any and all entrance points of the Building or on the front entrance of the Project. All such signage rights shall be granted at no additional costs or expense to Tenant.

      13. PARKING. Tenant shall be entitled to use all available parking spaces throughout the Term at no additional cost.

      Notwithstanding anything to the contrary contained in this Lease, if any event or action or omission by Landlord renders the parking areas for the Project and/or Tenant's parking space allocation (including reserved spaces, if any) for whatever reason inaccessible, unusable, unsafe, or which causes the number of parking spaces for the Project and/or Tenant's parking space allocation for the Premises to be reduced below applicable local code requirements (which reasons may include but are not limited to repairs, maintenance, casualty, condemnation, or displacement or dislocation caused by future construction), Landlord shall immediately provide substitute parking areas for Tenant's use and its invitees which areas shall (i) cause no net reduction in Tenant's parking space allocation, (ii) be similarly convenient in terms of location, quality and safety, and (iii) except in the case of an emergency, be designated by prior written notice to Tenant with the exact location of such substitute parking areas subject to Tenant's approval not to be unreasonably withheld, conditioned or delayed.

      14. MUTUAL INDEMNIFICATION.

      (a) Subject to the provisions of Section 15(e), Tenant shall indemnify and hold Landlord harmless from and against any and all claims of third parties arising out of (i) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (ii) any negligent act or intentional misconduct of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) or (ii) above, or any action brought thereon, provided that Tenant shall not be liable to indemnify Landlord with respect to any of the foregoing arising out of the negligence or willful misconduct of Landlord and any of its contractors, agents, employees, officers, partners, or their invitees.

      (b) Subject to the provisions of Section 15(e) Landlord shall indemnify and hold

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Tenant harmless from and against any and all claims of third parties arising out of (i) any breach or default by Landlord in the performance of any of its obligations under this Lease or (ii) any negligent act or intentional misconduct of Landlord, or any officer, agent, employee, contractor, servant, invitee or guest of Landlord; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in the above (i) or (ii) of this sentence, or any action brought thereon, provided that Landlord shall not be liable to indemnify Tenant with respect to any of the foregoing arising out of the negligence or willful misconduct of Tenant and any of its contractors, agents, employees, officers, partners, or their invitees.

      (c) If a claim is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the demnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within ten (10) business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemintee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall ot have the right to settle any such claim. If the indemnitor fails timely to elect to assume he defense of the claim or fails to defend the claim with diligence, then the indemnitee hall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against he indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any claim arises out of the negligence of both Landlord and Tenant,| responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

      15. INSURANCE; WAIVER OF SUBROGATION.

      (a) Throughout the Term, Tenant, at its sole cost and expense, shall provide and keep in force, with responsible insurance companies, (i) commercial general liability insurance with respect to this Lease and the Leased Space in the following amounts for any one accident or occurrence: property damage not less than $300,000 and personal injury or death not less than $1,000,000; and
(ii) property insurance insuring Tenant against loss or damage to its leasehold improvements, equipment and other personal property in the Leased Space by fire and all other casualties usually covered under an fire and extended coverage policy of casualty insurance. In addition, Tenant shall maintain workers compensation coverage to the extent required by law.

      (b) Landlord shall keep the Premises, the Building and the Common Areas insured against loss by fire, windstorm, sprinkler leakage, flood, earthquake, water damage and all the risks and perils insured against in an "all risk" of physical loss insurance policy, in an amount equal to not less than the full replacement value thereof. Throughout the Term, Landlord shall also keep in force, with responsible insurance companies commercial general liability insurance in the following amounts for any one accident or occurrence: property damage not less than $300,000 and personal injury or death not less than $1,000,000.

      (c) Every policy required by this Section (i) shall be provided by insurance

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companies with an A.M. Best rating of at least (A-)(VII) and licensed to do business in the State in which the Premises is located and (ii) shall contain an agreement by the insurer that it will endeavor to provide Landlord and Tenant with at least thirty (30) days written notice prior to the cancellation of such policy.

      (d) At the commencement of the term of this Lease, Landlord and Tenant shall each deliver to the other certificates of the insurance required to be maintained hereunder. Landlord and Tenant shall also deliver to each other at least ten days prior to the expiration date of such policy or policies (or of any renewal policy or policies), certificates for renewal policies of such insurance. In the event either Landlord or Tenant receives notice of cancellation or other material change in the insurance policies required hereunder, such party shall immediately forward a copy of such notice to the other party.

      (e) Landlord and Tenant on behalf of themselves and all others claiming under them, including any insurer, waive all claims against each other, including all rights of subrogation, for loss or damage to their respective property (including, but not limited to, the Premises) arising from fire, smoke damage, windstorm, hail, vandalism, theft, malicious mischief and any of the other perils normally insured against in an "all risk" of physical loss insurance policy, regardless of whether insurance against those perils is in effect with respect to such party's property and regardless of the negligence of either party. Each party shall obtain from its respective insurer a written waiver of all rights of subrogation that it may have against the other party. This provision, however, shall not apply to the extent that it would render void the insurance coverage obtained by Landlord or Tenant, but only if that party
(a) makes reasonable efforts to obtain insurance coverage that would not be voided by this waiver of liability and (b) notifies the other party in writing prior to any loss or damage that this waiver will not apply.

      16. MECHANIC'S LIENS. Tenant shall not suffer or permit any mechanic's liens or materialman's liens to be filed against the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises with respect to work or services performed or materials furnished to Tenant or the Premises, and, in case any such lien attaches, or claim of lien is asserted, Tenant covenants and agrees at its sole option to do any one of the following:
(i) to cause such lien or claim of lien to be promptly released and removed of record or cause Landlord's title insurer to insure over said lien, (ii) post a surety bond in amount necessary to remove the lien of record pursuant to the laws and regulations of the jurisdiction in which the Premises is located, or
(iii) deliver such other security or indemnity that Landlord may reasonably require.

      17. LANDLORD'S RIGHT OF ENTRY. At reasonable times during normal business hours, Landlord or its agents shall have the right to enter the Premises in order to examine it, to show it to prospective tenants, lenders, ground lessors, and purchasers, or to make such repairs, alterations, improvements or additions as Landlord shall reasonably deem necessary. Landlord, however, must provide Tenant not less than 48 hours prior written notice and must conduct any such work so as not to impair Tenant's use and enjoyment of the Premises.

      18. CONDEMNATION, FIRE AND OTHER CASUALTY.

      (a) If the Building, the Common Areas, the Leased Space or any material part of any of them shall be taken by any authorized entity by eminent domain or by negotiated purchase under threat thereof, and as a consequence thereof the Premises shall become totally untenantable or the use of the Common Areas is impaired, this Lease shall

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terminate as of the date when possession thereof is surrendered and all rights and obligations of Tenant in and under this Lease shall immediately cease and terminate. If a part of the Building or the Common Areas or a portion of the Leased Space shall be so taken or purchased so that the Premises becomes only partially untenantable or the suitability and use of the Premises or the Common Areas are slightly impaired, Landlord at its expense shall promptly repair the Premises and the Common Areas, and the Rent shall be equitably and proportionately abated during the period of such partial untenantability. All compensation awarded for any taking (or the proceeds of negotiated sale under threat thereof) whether for the whole or a part of the Building or the Premises, shall be the property of Landlord, whether such proceeds or award are compensation for loss or damage to Landlord's or Tenant's property or their respective interests in the Premises, except that the portion of such compensation which is allocable to leasehold or other tenant improvements made at Tenant's cost and expense shall be the property of Tenant. Tenant may also make a separate claim for Tenant's relocation expenses. If less than all of the Leased Space, Building or the Common Areas shall be taken as aforesaid and this Lease does not terminate, Landlord, at its sole cost and expense, shall promptly restore the Leased Space, Building or the Common Areas, as the case may be, to such condition which is nearly as possible the same as prior to such taking.

      (b) If the Premises or the Building shall be damaged by fire or other casualty and (i) the Premises are thereby rendered wholly unsuitable for its intended use, or (ii) the cost of repair or restoration as estimated by a contractor, architect or other construction consultant selected by Landlord and Tenant, exceeds 1/3 of the full replacement cost of the Building and/or the Premises (whichever is applicable); then in either such event either party may terminate this Lease. In addition, if the contractor, engineer or other construction consultant estimates that the required repair or restoration work cannot be completed within 180 days of the occurrence of such damage, either Landlord or Tenant may terminate this Lease. If either party is entitled to terminate this Lease and desires to do so, it shall give the other party written notice of termination within thirty (30) days of the occurrence of such damage, and upon the giving of such notice, this Lease shall terminate as of the date of the casualty, and any prepaid Rent shall be refunded to Tenant. If the Premises shall be damaged by any casualty as described in the first sentence of this
Section 18(b), but are rendered only partially untenantable, Landlord shall promptly repair the same at its expense, and the Rent shall proportionately abate during the period of such partial untenantability.

      19. REMEDIES IN THE EVENT OF DEFAULT.

      (a) The following shall constitute an "Event of Default" hereunder: (i) Tenant fails to make payment of any installment of Rent or any Additional Rent or other sum payable by Tenant hereunder within ten (10) days after receipt of written notice of non-payment or (ii) Tenant fails to promptly or fully perform any other provision of this Lease on Tenant's part to be performed and fails to cure such failure within thirty (30) days after receipt of written notice, or if such breach cannot be cured within such thirty (30) day period, such longer period of time as may be reasonably required. Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one of the following remedies:

            (i) Terminate this Lease and re-enter and retake possession by legal process, and declare immediately due and payable the entire amount of the Rent then remaining to be paid under this Lease for the balance of the lease term, adjusted to present value at six percent (6%) per annum, less the fair rentable value of the Premises for the balance of the term also adjusted to present value at the rate of six percent (6%) per annum; or

            (ii) Terminate Tenant's right of possession without terminating this Lease and re-enter and retake possession by legal process, expel Tenant and remove all property therefrom and re-let the Premises for the Tenant's account and receive the rent therefrom. Landlord shall make reasonable efforts to re-let the premises to a responsible tenant at the best possible rent. Tenant shall thereafter be obligated to pay to Landlord an amount equal to the rent due under this Lease for the remaining term, less the amount of any rent from any substitute tenant, together with the Landlord's costs of re-letting including, without limitation, the alterations, redecorating and reasonable and customary real estate broker's fees and commissions. For purposes of this remedy, the parties agree that the statute of limitations for the Landlord's recovery of rent from Tenant shall not begin to run until the expiration of the original term of this Lease.

      No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the foregoing remedies provided upon an event of default by Tenant shall not be deemed or construed to constitute a waiver of such default or the ability to select which remedy Landlord desires. If landlord incurs reasonable expense, including court costs and attorney fees, as a result of a default by Tenant under this Lease, and pursues one of the remedies set forth above, then such expenses shall be reimbursed by Tenant as Additional Rent, whether or not such default is subsequently cured.

      (b) If Tenant shall fail to make any payment or perform any act required to be made or performed under this Lease, Landlord, without waiving or releasing any obligation or default, may (but shall be under no obligation to), at any time, and upon reasonable notice to Tenant, make the payment or perform the act for the account of and at the expense of Tenant, and may enter upon the Premises for that purpose and take all actions as may be necessary to correct Tenant's breach. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) so incurred, together with interest at the rate of 2% per annum in excess of the prime rate of interest as announced from time to time by The Wall Street Journal from the date of payment, shall constitute additional rent and shall be paid by Tenant to Landlord on demand.

      (c) In the event Landlord is in default under the terms of this Lease, Tenant may provide written notice of such default to Landlord. Upon the expiration of thirty (30) days following the giving of such notice, if Landlord
(i) has failed to cure such default or (ii) in the case of a default (other than the payment of money) which by its nature cannot be completely cured within such thirty (30) day period, Landlord does not within such period commence to cure the default, and diligently pursue and complete the cure in a reasonable period of time, then in either such event Tenant may do all things necessary or desirable to remedy such default and perform the obligations of Landlord which have not been fully or

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

properly performed. Landlord shall immediately upon demand reimburse Tenant for all costs and expenses incurred by Tenant in connection with the foregoing plus interest at the rate set forth in Section 19(b) above and, in addition, if Landlord fails to make such payment within thirty (30) days of Tenant's written demand, Tenant may set off the amount of all costs and expenses incurred by Tenant in connection with the foregoing, plus interest at the rate defined in this Section against rent payment coming due under this Lease, and if at the end of the Term, extend the Lease for a period sufficient to recover such amount.

      (d) The aforementioned thirty (30) day period of time permitted for Landlord to cure its default and the periods of time permitted for Tenant to cure defaults hereunder shall be extended if the default cannot be cured within the time period allowed herein, so long as such party is diligently and continuously attempting to cure. The cure periods shall also be extended for any period of time during which the defaulting party is delayed in, or prevented from, curing due to fire or other casualty, or acts of God, strikes, lockouts, power shortages or outages, enactment, adoption, or promulgation of new laws, or the application or enforcement of laws. Notwithstanding the foregoing, there shall be no extended period in which to cure a monetary default.

      20. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

      RENT PAYMENT             CDB. LLC
      ADDRESS:                 241 Royal Tern Road. N.
                               Ponte Vedra Beach. FL 32082
                               TaxID# 35-2234390

     LEGAL NOTICE              CDB. LLC
     ADDRESS FOR               241 Royal Tern Road. N.
     LANDLORD                  Ponte Vedra Beach. FL 32082

     WITH A COPY TO:

                               ______________________________
                               ______________________________

     TENANT:                   Orthodontic Centers of Florida. Inc.
                               3850 North Causeway Boulevard. Suite 800
                               Metairie. LA 70002

     WITH A COPY TO:

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

      Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective. Notices may be given on behalf of any party by such party's legal counsel.

      21. ASSIGNMENT AND SUBLETTING. With Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right to sublet all or any portion of the Premises. Landlord hereby affirmatively consents to the sublease of all or any portion of the Premises to Dr. Alan Shoopak. Each such sublease shall be subject and subordinate to this Lease and Tenant shall remain liable for the performance of all of its covenants and agreements under this Lease. Notwithstanding the foregoing, Tenant shall not assign this Lease in whole or in part without the consent of Landlord, which consent shall not be unreasonably withheld; provided that, without the consent of Landlord, Tenant may assign this Lease to (i) Orthodontic Centers of America, Inc. ("OCA") or any subsidiary or other entity owned at least 51%, directly or indirectly, by Tenant or OCA, or (ii) to any person, firm or corporation who is the purchaser of all or substantially all of the assets of Tenant or is the successor to substantially all the assets and business of Tenant by virtue of a corporate merger or consolidation of, with or into Tenant. No such assignment without the consent of Landlord, as described in clauses (i) or (ii) shall be effective unless each such assignee by written instrument or operation of law, shall assume and become bound to perform and observe all of the covenants and agreements of Tenant under this Lease but upon the effectiveness of any such assignment, Tenant and OCA shall be released of all further liability for the payment of rent and for the performance and observance of all of the other covenants and agreements of Tenant under the Lease.

      22. ATTORNEY'S FEES. In the event of any legal or equitable action arising out of this Lease, the prevailing party shall be entitled to recover all fees, costs and expenses, together with reasonable attorneys' fees incurred in connection with such action. 23. GOVERNING LAW. This Lease shall be governed by the laws of the state in which the Premises are located.

      24. QUIET ENJOYMENT. Landlord represents and covenants that Landlord owns the Project in fee simple, and has full right, power and authority to enter into this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free from any interference or molestation.

      25. HOLDING OVER AND SURRENDER OF PREMISES. A hold over beyond the expiration of the Term shall operate as an extension of this Lease from month to month on the same terms and conditions as herein provided, except for duration and that the monthly rental shall be 125% of the amount of the monthly installment due and payable hereunder for the last full month of the Term. Such extended term may be terminated either by Landlord or Tenant by giving 30 days' prior written notice to the other. This Section shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, provided, however, Landlord's monetary remedies for such holdover shall be limited to collection of holdover rental as specified above. At the expiration of the Term or any holdover, Tenant shall yield the Leased Space to Landlord in as good order and repair as when delivered to Tenant, ordinary wear and tear and damage by fire and extended coverage perils and other causes beyond the reasonable control of Tenant, excepted.

      26. SUBORDINATION TO MORTGAGES. Landlord hereby guarantees to Tenant as a condition to the performance of Tenant's other obligations under this Lease, that this Lease shall be senior to and shall at all times have priority over all liens and encumbrances, now existing or hereafter affecting the Project. In the event that in connection with the financing or refinancing of the Project, Landlord shall have obtained or shall hereafter obtain a mortgage loan from an institutional lender and such lender requires that this Lease be subordinated to the hen of the mortgage or deed of trust securing repayment of such loan (the "Mortgage"). Tenant agrees to subordinate its interest under this Lease to such Mortgage; provided that the holder of such mortgage shall execute and deliver to Tenant a non-disturbance and attornment agreement which provides that so long as no default has occurred and is continuing beyond the period of time allowed for the remedy thereof under the terms of this Lease, the holder of the Mortgage (i) shall not disturb Tenant's leasehold interest in or possession of the Premises in accordance with the terms hereof, (ii) shall permit application of all proceeds of insurance and all awards and payments in connection with the exercise or threatened exercise of the power of eminent domain in accordance with the provisions of this Lease, and (iii) waives all rights or interests in any trade fixtures of either Tenant or any of its subtenants. It shall be a condition to the effectiveness of this Lease that Landlord deliver to Tenant a subordination, nondisturbance and attornment agreement in accordance with the terms of the preceding sentence and in the form reasonably satisfactory to Tenant, with respect to each Mortgage which now constitutes a lien against the Project.

      27. WAIVER OF LANDLORD'S LIEN; LEASEHOLD MORTGAGE

      (a) Landlord hereby waives any lien rights which it may otherwise have concerning Tenant's property, which shall include furniture, fixtures, equipment, any and all equipment and/or supplies utilized by Tenant in its business operations ("Tenant's Property"), and Tenant shall have the right to remove the same at any time without Landlord's consent.

      (b) Landlord acknowledges that Tenant has financed or may finance some or all of Tenant's Property through financing arrangements including promissory notes and a financial and security agreement for the financing of Tenant's Property with a third party or parties (collectively, "Leasehold Mortgagee"). In connection therewith, Landlord (i) consents to this installation of Tenant's Property, (ii) hereby disclaims any interest in Tenant's Property, as fixtures or otherwise, and (iii) hereby agrees that Tenant's Property shall be exempt from execution, foreclosure, sale, levy, attachment or distress for any rent due or to become due and that such collateral may be removed at any time in accordance with the conditions and limitations of the Lease, without recourse to legal proceeding.

      (c) Landlord hereby consents to the assignment by Tenant of this Lease to Leasehold Mortgagee as security for the payment of all indebtedness and performance of obligations under the financing referred to in clause (b) above (collectively, the "Leasehold Mortgage Documents"). Landlord agrees that so long as any such Leasehold Mortgage Documents shall remain unsatisfied, the following provisions shall apply:

            (i) Landlord shall, upon serving Tenant with any notice of default, promptly serve a copy of such notice upon Leasehold Mortgagee. Leasehold Mortgagee shall thereupon have the same period as is allowed to Tenant, to remedy or cause to be remedied the defaults specified by Landlord, and Landlord shall accept such performance by or at the instigation of Leasehold Mortgagee in response to any such notice of default as if the same had been performed by Tenant;

            (ii) Should Tenant be in default under the terms of such Leasehold Mortgage Documents, Leasehold Mortgagee shall have the right, but not the obligation, to receive an assignment of this Lease for the remainder of its term and assume all of Tenant's rights, duties and obligations under the Lease, provided that as a condition to such assignment and assumption Leasehold Mortgagee shall have remedied or caused to be remedied defaults, if any, under this Lease of which Leasehold Mortgagee shall have been given written notice prior to such assignment and assumption, and provided further that the use of the Premises by any such Leasehold Mortgagee shall be substantially similar to that of Tenant immediately prior to the assumption; and

            (iii) If Landlord shall elect to terminate this Lease by reason of the default of Tenant and the Leasehold Mortgagee assumes the obligations of Tenant as provided above, Leasehold Mortgagee shall have the right to take possession of the Premises for a period of not more than 30 days after the date of termination for the sole and exclusive purpose of liquidating and/or removing Tenant's Property; provided, however, that as a condition to taking such possession Leasehold Mortgagee shall prepay the rent and all other charges and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed during such period of possession, had this Lease not been terminated, and provided further that if it is impractical for Leasehold Mortgagee to so liquidate and/or remove Tenant's Property within the thirty (30) day period prescribed above, Leasehold Mortgagee may, subject to prepayment of rent and compliance with the other terms of the Lease, extend its right to take possession for up to an additional sixty (60) days.

      28. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 21, this Lease shall bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of Landlord and Tenant.

      29. BROKERS. Landlord and Tenant agree that no brokerage commissions or similar compensation is due in connection with this transaction. Each party agrees to indemnify the other against all claims for brokerage commissions or other compensation for services rendered at its instance in connection with this transaction.

      30. PARTIAL INVALIDITY. If any provision of this Lease or its application to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of that provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      31. MEMORANDUM OF LEASE. Upon the written request of either party hereto, the parties shall execute a memorandum of lease in recordable form, which in addition to the matters which may be required by applicable law shall also include a description of all of Tenant's purchase options and purchase rights hereunder.

      32. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and cannot be amended unless the amendment is in writing and executed by the party against whom the enforcement of the amendment is sought.

      33. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

      34. GUARANTY OF LEASE. Notwithstanding anything herein to the contrary, Landlord's obligations under this Lease are conditioned on OCA executing and delivering to Landlord a Guaranty of Lease in the form attached hereto as Exhibit "34".

      35. TERMINATION. Upon the expiration or earlier termination of that certain Business Service Agreement by and between Tenant and Dr. Alan Shoopak, Tenant may elect to terminate this Lease effective immediately upon notice to Landlord. Upon such termination this Lease shall become null and void and neither Landlord, Tenant, nor OCA shall have any remaining obligations hereunder.

      39. OPTION TO TERMINATE FOR DEATH OR DISABILITY. Provided an Event of Default shall not have occurred and be ongoing hereunder, if Tenant's Occupant Orthodontist (hereinafter defined) dies or becomes totally and permanently disabled (physically or mentally), Tenant may terminate this Lease following such death or onset of disability upon providing Landlord written notice of termination at least sixty (60) days prior to the desired termination date. For purposes of this Lease, Tenant's Occupant Orthodontist shall mean the orthodontist operating within the Leased Space under either a sublease from Tenant or a business services agreement with Tenant.

                  (Remainder of Page intentionally left blank)

      THE PARTIES HERETO have executed this Lease as of the Effective Date.

                                    LANDLORD:

                                    CDB, LLC

                                    By:  /s/ Dennis J. L. Buchman
                                    Name:  Dennis J. L. Buchman
                                    Title:  Manager

                                    TENANT:

                                    ORTHODONTIC CENTERS OF FLORIDA, INC.

                                    By:  /s/ John Masserano
                                    Name:  John Masserano
                                    Title:  Vice President of Real Estate

                                 EXHIBIT "1(A)"

                             Floor Plan of Premises

                                  EXHIBIT "34"

                                GUARANTY OF LEASE

                                    GUARANTY

      Forming a part of that certain lease ("Lease"), dated August 4, 2004 between CDB, LLC, a Florida Limited Liability Company the "Landlord"), and ORTHODONTIC CENTERS OF FLORIDA, INC., a Delaware corporation (the "Tenant") for space located at 1205 West Baker Street. Plant City, FL, 33563. For the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned: ORTHODONTIC CENTERS OF AMERICA, INC. (hereinafter referred to as the "Guarantor"), hereby guarantees to Landlord, its successors and assigns, the full and prompt payment of Rent, Additional Rent, and any and all other sums and charges payable under the Lease by Tenant, its successors and assigns, and hereby further guarantees the full and timely performance and observance of all of the covenants, terms, conditions and agreements under the Lease provided to be performed and observed by Tenant, its successors and assigns.

      Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if Tenant shall at any time be in default, or if Tenant should fail to pay any other sums and charges required of Tenant under the Lease, or default in the performance and observance of any of the terms, covenants, conditions or agreements contained in the Lease, Guarantor shall and will immediately pay such sums and charges to Landlord, its successors and assigns, and any arrears thereof, and shall and will immediately perform and fulfill all of such terms, covenants, conditions and agreements, and will immediately pay to Landlord all damages that may arise as a consequence of any default by Tenant, its successors and assigns, under the Lease, including, without limitation, all reasonable attorneys' fees and costs incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

      This Guaranty is an absolute and unconditional Guaranty of payment and performance. The obligations of Guarantor hereunder are independent of the obligations of Tenant and shall be enforceable against Guarantor, and Guarantor's heirs, administrators, executors, successors and assigns, without the necessity for any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of nonpayment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives.

      This Guaranty shall be a continuing Guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or by reason of any dealings or transactions or matter or thing occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to Guarantor.

      Guarantor hereby expressly agrees that (i) the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or its successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, (ii) no delay on the part of Landlord in enforcing any of its rights and remedies or insisting thereupon shall in any way limit, affect or impair the liability of Guarantor hereunder, and (iii) that all rights and remedies of Landlord under the Lease and hereunder shall survive any discharge, moratorium or other relief granted any person primarily or secondarily liable in any proceeding under federal or state law relating to bankruptcy, insolvency or the relief or rehabilitation of debtors, and any consent by Landlord to or participation by Landlord in the proceeds of, any assignment, trust or mortgage for the benefit of creditors or any composition or arrangement of debts, may be made without Guarantor being discharged or affected in any way thereby.

      The obligations of Guarantor shall not be affected by any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or similar proceeding involving or affecting Tenant (whether or not Guarantor shall have notice or knowledge thereof).

      This Guaranty shall in no event terminate until the expiration of the period during which the final payment hereunder or in connection herewith may be subject to rescission, restoration or return under any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law of general applicability relating to or affecting creditor's rights and shall continue to be effective if at any time payment, or any part thereof, or any of the obligations guaranteed hereby is rescinded or must otherwise be restored or returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or other circumstances affecting Tenant, all as though such payment has not been made.

      Guarantor further represents and warrants to Landlord, as an inducement for it to execute the Lease, that Guarantor has a financial interest in Tenant, and, if Guarantor is a corporation, that the execution and delivery of this Guaranty is not in contravention of its charter or by-laws and has been duly authorized by its board of directors.

      All of Landlord's rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

      This Guaranty shall be governed by and construed in accordance with the laws of the State in which the Premises are located. By execution and delivery of this Guaranty, Guarantor submits to and accepts, with regard to any such action or proceeding related hereto, the jurisdiction of those courts.

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such provision and shall not affect the remaining provisions of this Guaranty.

All terms used herein shall have the same meaning herein provided in the Lease.

Dated this 4th day of August, 2004.

ORTHODONTIC CENTERS OF AMERICA, INC.

By: /s/ John V. Masserano
    John V. Masserano
   Vice President of Real Estate